Item 77K - Persimmon
Long/Short Fund
ending September 30,
2016

       On November 29,
2016, EisnerAmper, LLP
("EsinerAmper") resigned
as the independent
registered public
accounting firm to the
Persimmon Long/Short
Fund (the "Fund") for the
fiscal year ending
September 30, 2016.
EisnerAmper issued its
reports on the Fund's
financial statements for
the fiscal years ended
September 30, 2015 and
September 30, 2016. Such
reports did not contain
adverse opinions or
disclaimers of opinion, nor
were they qualified or
modified as to uncertainty,
audit scope, or accounting
principles.  The decision
to replace EisnerAmper as
the Fund's independent
registered public
accounting firm was
approved by the Audit
Committee and Board of
Trustees of Northern
Lights Fund Trust III, on
behalf of the Fund.

       During the Fund's
fiscal years September
30, 2015 and September
30, 2016, there were no
disagreements with
EisnerAmper on any
matter of accounting
principles or practices,
financial statement
disclosure, or auditing
scope or procedure,
which, if not resolved to
the satisfaction of
EisnerAmper, would have
caused it to make
reference to the subject
matter of the
disagreements in
connection with its reports
nor were there any
"reportable events" as that
term is described in Item
304 (a)(1)(v) of
Regulation S-K.

       The Fund has
requested that
EisnerAmper furnish it
with a letter addressed to
the Securities and
Exchange Commission
stating whether or not it
agrees with the above
statements. A copy of
such letter, dated May 30,
2017 is filed as an exhibit
to this Form N-SAR.

       The Trust's Audit
Committee and Board of
Trustees selected and
approved RSM US, LLP
("RSM") as the Fund's
independent registered
public accounting firm to
audit the Fund's financial
statements for the fiscal
year ended September 30,
2017 at an in-person
meeting on November 29,
2016.

The Trust has not, during
any subsequent period to
such firm's engagement,
consulted with RSM
regarding the application
of accounting principles to
a specified transaction; the
type of audit opinion that
might be rendered on the
Fund's financial
statements; or any matter
that was either the subject
of a disagreement (as
defined in Item
304(a)(1)(iv) of
Regulation S-K or a
reportable event (as
described in Item
304(a)(1) of Regulation S-
K).